Exhibit 10.4

SHAREHOLDER AGREEMENT

This SHAREHOLDER AGREEMENT, dated as of February 24, 2018 (this “Agreement”) and, except as otherwise set forth in Section 5.1, effective as of the Closing (the “Effective Time”), is by and between Leucadia National Corporation, a New York corporation (“Leucadia”), and HRG Group, Inc. (to be renamed Spectrum Brands Holdings, Inc. at the Closing of the Merger), a Delaware corporation (the “Company” and together with Leucadia, the “Parties” and each, a “Party”).

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), among the Company, Spectrum Brands Holdings, Inc. (“Spectrum”) HRG SPV Sub I, Inc., a Delaware corporation, and HRG SPV Sub II, LLC, a Delaware limited liability company, Spectrum is to become a wholly-owned Subsidiary of the Company (the “Merger”); and

WHEREAS, as a condition to the willingness of the Company and Spectrum to enter into the Merger Agreement, the Parties are entering into this Agreement, which sets forth certain terms and conditions regarding, among other things, post-Closing governance and other matters.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms will have the following respective meanings:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise; provided, however, that in no event shall the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates (in each case after giving effect to the Merger) be deemed to be Affiliates of Leucadia or any of Leucadia’s Affiliates for purposes of this Agreement.

“Appliances Business” means the business and operations of the (x) small appliances product category and (y) the personal care product category of the Global Batteries and Appliances segment of Spectrum as described in Spectrum’s Form 10-K for the fiscal year ended September 30, 2017.

“Batteries Business” means the business and operations of the consumer batteries product category of the Global Batteries and Appliances segment of Spectrum as described in Spectrum’s Form 10-K for the fiscal year ended September 30, 2017.

“Beneficial Ownership,” “Beneficially Owned” and “Beneficially Owns” have the meanings specified in Rule 13d-3 promulgated under the Exchange Act, including the provision that any member of a “group” will be deemed to have beneficial ownership of all securities beneficially owned by other members of the group, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any Person or (y) securities directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock of such Person.

“Board” means the Board of Directors of the Company.

“Change of Control” means any transaction or series of transactions (as a result of a tender offer, merger, consolidation, reorganization or otherwise) that results in (i) the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of a majority of the property or assets of the Company and its Subsidiaries (taken as a whole) to any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (including any liquidation, dissolution or winding up of the affairs of the Company, or any other distribution made, in connection therewith), (ii) holders of the Company’s Common Stock outstanding immediately before such transaction or transactions owning, in the aggregate, less than a majority of the voting power of the outstanding Voting Securities of the Company (or any parent or successor entity) immediately after such transaction or transactions or (iii) the majority of the Board immediately after such transaction or transactions consisting of Directors not approved by a majority of the Directors serving immediately prior to such transaction or series of transactions.

“Charter” means the Certificate of Incorporation of the Company as in effect immediately following the Effective Time.

“Closing” has the meaning set forth in the Merger Agreement.

“Code” means the Internal Revenue Code of 1986.

“Common Stock” means (i) the common stock of the Company, par value $0.01 per share, (ii) any securities of the Company or any successor or assign of the Company into which such stock is reclassified or reconstituted or into which such stock is converted or otherwise exchanged in connection with a combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise or (iii) any securities received as a dividend or distribution in respect of the securities described in clauses (i) and (ii) above.

“Confidential Information” means all non-public information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the Effective Time or whether pursuant to this Agreement or otherwise) concerning the Company or its Affiliates that may be furnished to any Person by or on behalf of the Company, its Affiliates or its or their respective Representatives, other than information which (a) becomes generally available to the public other than as a result of a breach of this Agreement, (b) becomes available to such Person on a non-confidential basis from a source other than the Company, its Affiliates or its or their respective Representatives; provided, that the source thereof is not known by such Person or such of its Affiliates or its or their respective Representatives to be bound by an obligation of confidentiality, or (c) is independently developed by such Person, its Affiliates or its or their respective Representatives without the use of or reference to any information that would otherwise be Confidential Information hereunder.

“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (a) such interest conveys any voting rights in such security, (b) such interest is required to be, or is capable of being, settled through delivery of such security or cash or (c) other transactions hedge the economic effect of such interest.

“Director” means a member of the Board.

“Equity Securities” means (a) Voting Securities, (b) any securities of the Company that are convertible, exchangeable or exercisable (whether presently convertible, exchangeable or exercisable or not) into or for Voting Securities (including within the meaning of Treasury Regulation Section 1.382-4(d)(9)), (c) any options, warrants and rights issued by the Company (whether presently convertible, exchangeable or exercisable or not) to purchase Voting Securities or convertible, exchangeable or exercisable (whether presently convertible, exchangeable or exercisable or not) into Voting Securities (including within the meaning of Treasury Regulation Section 1.382-4(d)(9)), and (d) any other interests that would be treated as “stock” of the Company pursuant to Treasury Regulation Section 1.382-2T(f)(18).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder.

“Governmental Entity” means any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority (including the New York Stock Exchange and FINRA - Financial Industry Regulatory Authority), instrumentality, agency, commission or body

“Independent Designee” has the meaning set forth in the Merger Agreement.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity

“Percentage Stock Ownership” means percentage stock ownership as determined in accordance with Treasury Regulation Section 1.382-2T (g), (h) (without regard to the rule that treats stock of an entity as to which the constructive ownership rules apply as no longer owned by that entity), (j) and (k).

“Person” means an association, a corporation, an individual, a partnership, a joint venture, a limited liability company, an estate, a trust or any other entity or organization,

including a governmental authority, a group (with the meaning of Section 13(d)(3) of the Exchange Act), or an “entity” within the meaning of Treasury Regulation Section 1.382-3 (including any group of Persons treated as a single entity under such regulation); provided, however, that for purposes of Article III a Person shall not be deemed to include a Public Group (as defined in Treasury Regulation Section 1.382–2T(f)(13)).

“Representatives” means, with respect to any Person, the directors, officers, employees, investment bankers, accountants, attorneys or other advisors, agents or representatives of such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity (whether incorporated or unincorporated) of which (or in which) more than 50% of the Beneficial Ownership of the stock or other equity interests of such entity is, directly or indirectly, owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Substantial Holder” means a Person (including, any group of Persons treated as a single “entity” within the meaning of Treasury Regulation Section 1.382-3) that: (i) holds, owns or has any right in Equity Securities of the Company representing a Percentage Stock Ownership (including indirect and constructive ownership, as determined under applicable Treasury Regulations) in the Company of at least 4.9%; or (ii) that is identified as a “5-percent shareholder” of the Company pursuant to Treasury Regulation Section 1.382-2T(g)(1).

“Treasury Regulation” means any Treasury regulation, in effect from time to time, promulgated under the Code.

“Voting Securities” means the Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of Directors.

Article II

COVENANTS

Section 2.1 Leucadia Standstill.

(a)       From the Effective Time until such time as both (i) Leucadia and its Subsidiaries no longer in the aggregate own at least 10% of the number of shares of Common Stock (calculated on a fully diluted basis) issued and outstanding immediately after the Effective Time and (ii) a Leucadia Nominee is no longer serving as a Director (the “Standstill Period”), Leucadia shall not, and shall cause its Subsidiaries and Representatives acting on its and its respective Subsidiaries’ behalf not to, directly or indirectly (including through any arrangements with a third party):

(i)       except for Equity Securities of the Company received by way of stock splits, stock dividends, reclassifications, recapitalizations or other distributions by the Company in respect of its Common Stock, and Equity Securities purchased in an offering by the Company to maintain the pro rata ownership of Equity Securities of the Company by Leucadia and its Subsidiaries, (x) acquire, agree to acquire, propose or offer to acquire (including through the acquisition of Beneficial Ownership) of (directly or indirectly, by purchase or otherwise) any Equity Securities or Derivative Instruments of the Company; provided that this clause (x) shall not prohibit acquisitions of Common Stock if (1) after giving effect to such transaction, the Beneficial Ownership of Common Stock held by Leucadia and its Subsidiaries (calculated on an as converted basis to include all Equity Securities held by Leucadia and its Subsidiaries at such time and giving effect to the exceptions in Section 2.2(c)) in the aggregate would not exceed 15% of the number of shares of Common Stock (calculated on a fully diluted basis) issued and outstanding, and (2) such acquisition of Common Stock is not otherwise prohibited under the Charter or (y) authorize or make a tender offer, exchange offer or other offer or proposal, whether oral or written, to acquire (directly or indirectly, by purchase or otherwise) any Equity Securities or Derivative Instruments of the Company;

(ii)       make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies,” “consents” or “authorizations” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any Person with respect to the voting of any Voting Securities (other than in each case (x) Leucadia and its Subsidiaries, (y) in accordance with and consistent with the recommendation of the Board or (z) with respect to the election of a Leucadia Nominee);

(iii)       authorize or commence any tender offer or exchange offer for shares of Voting Securities without the prior written consent of the Board (for the avoidance of doubt, tendering into any tender offer or exchange offer not commenced by Leucadia or its Subsidiaries will not in and of itself violate this Section 2.1(a)(iii));

(iv)       form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act, for the purpose of voting, acquiring, holding, or disposing of, any Voting Securities;

(v)       submit to the Board a written proposal for or offer of, with or without conditions, any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any Subsidiary thereof or any of its or their respective securities or assets, or make any public announcement with respect to such proposal or offer;

(vi)       request the Company or any of its Subsidiaries, directly or indirectly, to amend or waive any provision of this Agreement;

(vii)       contest the validity or enforceability of any provision contained herein, including this Section 2.1(a)(vii);

(viii)       call, or seek to call, a meeting of the stockholders of the Company or initiate any stockholder proposal, or initiate or propose any action by written consent, in each case for action by the stockholders of the Company;

(ix)       nominate candidates for election to the Board or otherwise seek representation on the Board (except as expressly set forth in this Agreement) or seek the removal of any member of the Board (except for the Leucadia Nominee); or

(x)       take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a transaction or any other matter described in this Section 2.1.

(b)       This Section 2.1 shall immediately terminate and be of no further force and effect if: (i) the Company enters into a definitive agreement the consummation of which would result in a Change of Control of the Company, provided that Sections 2.1(a)(ii), (iv), (viii) and (ix) will continue to apply through such consummation, (ii) any Person shall have commenced and not withdrawn a bona fide public tender or exchange offer which if consummated would result in a Change of Control of the Company and the Board has not recommended that the stockholders of the Company reject such offer within the time period contemplated by Rule 14e-3 under the Exchange Act, or (iii) the Company files or consents to the filing against the Company of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency, reorganization or other similar law, makes an assignment for the benefit of creditors or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or with respect to any substantial part or its property.

(c)       Anything in this Agreement to the contrary notwithstanding, (i) nothing in this Agreement shall prohibit or restrict the voting (as a director) or other actions taken by any Leucadia Nominee in his or her capacity as a member of the Board and in compliance with and subject to his or her fiduciary duties as a member of the Board and (ii) for purposes of this Agreement, Jefferies Group LLC and its Subsidiaries (collectively, “Jefferies”) shall not be considered to be Subsidiaries of Leucadia or part of a “group” as defined in Section 13(d)(3) of the Exchange Act involving Leucadia or its Subsidiaries, in each case, with respect to their performance of broker-dealer, investment banking, advisory, asset management or commodities services or activities, so long and to the extent that Jefferies or such applicable Subsidiary (w) is acting in the ordinary course of its business, (x) is not acting at the direction of the Leucadia Nominee or Leucadia, its Subsidiaries, Affiliates or Representatives in connection with the Company or any of its Subsidiaries, (y) institutes customary confidentiality screens and protections with respect to any Confidential Information received by Jefferies and in no event is such Confidential Information used by Jefferies or any of its employees or shared with any third party in connection with such activities, and (z) is not otherwise acting for the purpose of circumventing the restrictions contained herein. During the Standstill Period, Jefferies will not represent a third-party buyer in connection with a sale of the Company or substantially all of the assets of the Company (unless such representation was approved by the disinterested Directors of the Company prior to such representation).

Section 2.2 Leucadia Nominee and Independent Designee.

(a)       From the Effective Time until the earliest of (i) such time as Leucadia and its Subsidiaries in the aggregate own less than 10% of the number of shares of Common Stock (calculated on a fully diluted basis) issued and outstanding immediately after the Effective Time (the “Leucadia Nominee Ownership Threshold”), (ii) such time as Leucadia and its Subsidiaries in the aggregate own less than 5% of the number of shares of Common Stock (calculated on a fully diluted basis) then issued and outstanding, and (iii) the later of (A) the 60 month anniversary of the Effective Time and (B) such time as Leucadia and its Subsidiaries in the aggregate own less than 10% of the number of shares of Common Stock (calculated on a fully diluted basis) then issued and outstanding, Leucadia shall have the right to designate one individual to be nominated as a Director (the “Leucadia Nominee”). If at any time following the Effective Time (A) Leucadia and its Subsidiaries in the aggregate own less than 5% of the number of shares of Common Stock (calculated on a fully diluted basis) issued and outstanding immediately after the Effective Time or (B) either of the events specified in clause (ii) or (iii) of the immediately preceding sentence occurs, then the Leucadia Nominee (to the extent a Leucadia Nominee is then serving on the Board) shall, and Leucadia shall cause the Leucadia Nominee to, promptly resign from the Board. Subject to the other provisions of this Agreement, the Company shall include the Leucadia Nominee on the Company’s slate of nominees for election as Directors at any applicable meeting of shareholders at which Directors are to be elected and shall, to the fullest extent permitted by applicable Law, use its reasonable best efforts to cause the Leucadia Nominee to be elected and maintained in office as a Director (including, without limitation, using its reasonable best efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the election of the Leucadia Nominee at any meeting of stockholders held to elect Directors). Subject to Section 2.2(c) and to the Company’s required efforts set forth in this Section 2.2(a) with respect to Leucadia Nominees, if a Leucadia Nominee resigns or is otherwise unavailable to serve as a Director, Leucadia shall have the exclusive right to designate the replacement for the Leucadia Nominee for so long as Leucadia has the right to designate a Leucadia Nominee and the Company shall, consistent with its obligations set forth in the immediately preceding sentence, cause any such replacement Leucadia Nominee to be promptly appointed or elected to the Board.

(b) In the event that, at any point during such Person’s initial term as a Director, the Independent Designee is unable or unwilling to serve as a Director as a result of illness, death, resignation, removal or any other reason, Leucadia shall have the right to designate an individual who satisfies the requirements set forth in Section 2.2(d) to be appointed by the Board as a Director to fill such Independent Designee’s seat and serve the remainder of such Independent Designee’s term. The individual designated and appointed pursuant to this Section 2.2(b) shall thereafter be the Independent Designee for purposes of this Agreement. This Section 2.2(b) shall cease to apply from and after the time at which Leucadia and its Subsidiaries in the aggregate own less than 10% of the number of shares of Common Stock (calculated on a fully diluted basis) issued and outstanding immediately after the Effective Time.

(c) Notwithstanding anything to the contrary contained herein, neither the Company nor the Board shall be under any obligation to nominate or appoint to the Board, or solicit votes for, any Person pursuant to Section 2.2(a) in the event that the Board reasonably determines that (i) the election of such Person to the Board would cause the Company to not be in compliance with applicable Law, (ii) such Person has been the subject of any event required to be disclosed pursuant to Items 2(d) or 2(e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K of the 1934 Securities Act (for the avoidance of doubt, excluding bankruptcies) involving an act of moral turpitude by such individual or is subject to any order, decree or judgment of any Governmental Entity prohibiting service as a director of any public company, or (iii)  such Person fails to complete reasonable and customary onboarding documentation, including providing reasonably required information to the Company, in each case to the extent such requirements are consistent with those applicable to the other members of the board of directors of the Company. In the event a Person nominated by Leucadia as a Leucadia Nominee is not nominated or appointed to the Board as a result of a failure to satisfy any of the requirements described in clauses (i) through (iii) of the immediately preceding sentence, Leucadia will be permitted to designate a replacement Leucadia Nominee (which replacement Leucadia Nominee will also be subject to the requirements of this Section 2.2(c)).

(d) Notwithstanding anything to the contrary contained herein, neither the Company nor the Board shall be under any obligation to nominate or appoint to the Board, or solicit votes for, any person nominated by Leucadia as an Independent Designee pursuant to Section 2.2(b) in the event that the Board reasonably determines that such individual (A) does not qualify as an “independent director” of the Company under Rule 303A(2) of the NYSE Listed Company Manual, (B) is, or within the three years prior to such time has been, a director, officer, or employee of the Company, Leucadia, Fortress Investment Group LLC, a Delaware limited liability company, or any of their respective successors or its or their respective Subsidiaries, (C) is as of such time a director, officer or employee of a hedge fund or an investment bank or (D) does not meet the requirements of clauses (i) through (iii) of Section 2.2(c). In the event a Person nominated by Leucadia as an Independent Designee is not nominated or appointed to the Board as a result of a failure to satisfy any of the requirements described in clauses (A) through (D) of the immediately preceding sentence, Leucadia will be permitted to designate a replacement Independent Designee (which replacement Independent Designee will also be subject to the requirements of this Section 2.2(d)).

(e) For the avoidance of doubt, the appointment of the Directors of the Company at the Effective Time pursuant to and in accordance with Section 1.3(a) of the Merger Agreement shall satisfy the obligations of the Company to be performed at the Effective Time under this Section 2.2 with respect to the appointment of the Leucadia Nominee and the Independent Designee at the Closing of the Merger.

(f) In the event (A) the Company separates all or any portion of its business by means of distributing shares of a new company (“NewCo”), which NewCo’s shares are or will be authorized for listing on a securities exchange, to existing Company shareholders or by means of any other similar transaction, in each case pursuant to which existing Company shareholders will hold at the effective time of such transaction 80% or more of NewCo and (B) as of immediately prior to the effective time of, and calculated after giving pro forma effect to, such separation Leucadia has the right to designate the Leucadia Nominee pursuant to Section 2.2(a) of this Agreement, then the Company shall, prior to or substantially contemporaneously with the consummation of such transaction, cause NewCo to enter into a shareholders agreement with Leucadia providing for board representation and other rights and obligations of each of NewCo and Leucadia that are substantially similar to those rights and obligations of the Company and

Leucadia set forth in this Agreement that remain in effect at such time (including for the avoidance of doubt the rights and limitations set forth in Section 2.2(a) of this Agreement).

(g) In the event (A) the Company enters into any merger, consolidation, recapitalization or other similar business combination transaction, in each case pursuant to which (i) the Company is not the surviving entity or the Common Stock ceases to be listed on a securities exchange and (ii) existing Company shareholders will hold 50% or more of the common stock of the surviving entity (or the surviving entity’s publicly traded ultimate parent entity) at the effective time of such transaction, and (B) as of immediately prior to the effective time of such transaction Leucadia has the right to designate the Leucadia Nominee pursuant to Section 2.2(a) of this Agreement (calculated for purposes of this Section 2.2(g) after giving pro forma effect to such transaction and with the Leucadia Nominee Ownership Threshold being adjusted to be equal to (1) the Leucadia Nominee Ownership Threshold in effect immediately prior to such merger, consolidation, recapitalization or other similar business combination transaction multiplied by (2) the number of shares of the surviving entity into which each share of Common Stock will be converted in such merger, consolidation, recapitalization or other similar business combination transaction), then immediately prior to the effective time of such transaction the Company will, as a condition to the consummation of such merger, consolidation, recapitalization or other similar business combination transaction, require the surviving entity (or the surviving entity’s publicly traded ultimate parent entity) to enter into a shareholders agreement (a “Replacement Shareholder Agreement”) with Leucadia providing for board representation and other rights and obligations of each of the surviving entity and Leucadia that are substantially similar to those rights and obligations of the Company and Leucadia set forth in this Agreement that remain in effect at such time (including for the avoidance of doubt the rights and limitations set forth in Section 2.2(a) of this Agreement).

Section 2.3 Confidentiality. Leucadia shall be required to keep confidential all Confidential Information entrusted to or obtained by Leucadia by reason of a Leucadia Nominee’s position as a Director of the Company. The Leucadia Nominee may, subject to and in compliance with applicable securities Laws, provide Confidential Information to any director, officer or employee of Leucadia to the extent reasonably necessary (and to the extent such Person reasonably needs to know such information) in connection with Leucadia’s investment in the Company; provided, further, however, that Leucadia shall cause any such recipient to comply with the provisions of this Section 2.4 applicable to Leucadia, it being understood that Leucadia shall be responsible for any breach of the provisions hereof by such recipient. Notwithstanding the foregoing, the Leucadia Nominee, Leucadia, and any director, officer or employee of Leucadia who receives Confidential Information may disclose any such Confidential Information to the extent required by applicable Law; provided, that, to the extent practicable and legally permissible, the disclosing party (a) gives the Company reasonable notice of any such requirement so that the Company may seek appropriate protective measures and (b) cooperates with the Company in attempting to obtain such protective measures.

Section 2.4 Securities Laws. Leucadia acknowledges that it is aware, and will advise the Leucadia Nominee and any other entity or Person who receives Confidential Information pursuant to Section 2.3 or otherwise, that applicable securities Laws prohibit any Person who has received material, non-public information from purchasing or selling securities on the basis of such information or from communicating such information to any other Person unless in compliance with such Laws.

Section 2.5 Amended and Restated Halley Charter. From and after the Effective Time, the Company shall (i)(A) cooperate with Leucadia and keep Leucadia reasonably informed with regard to any potential transactions involving a repurchase of shares (including by providing notice to Leucadia prior to any repurchase), and (B) not repurchase any shares of capital stock of the Company, in each case, that could cause any “Transfer” of “Leucadia Shares” (as such terms are defined in the Charter) prior to the “Expiration Date” (as defined in the Charter) pursuant to the “Leucadia Other Transfer Exceptions” (as defined in the Charter) to result in an “ownership change” (within the meaning of Section 382(g) of the Code) of the Company, and (ii) not repurchase any shares of capital stock of the Company without taking such action, including under the authority granted to the Board under Section 13.3 of the Charter, to assure that the number of shares of shares of capital stock that may be “Transferred” (as defined in the Charter) by Leucadia under the “Leucadia Exceptions” (as defined in the Charter) is not reduced by reason of such repurchase.

Article III

LOCKUP

Section 3.1 Leucadia Lockup. From the Effective Time until the earlier of (i) a sale by the Company and its Subsidiaries following the Effective Time of the majority of either (x) the Batteries Business or (y) the Appliances Business or (ii) the twenty-four (24) month anniversary of the Effective Time (the “Lockup Period”), Leucadia shall not, and shall cause its Affiliates not to, directly or indirectly, except to the extent permitted by the Charter, sell, transfer, exchange, assign, liquidate, convey, pledge, abandon, distribute, contribute or otherwise dispose in a transaction treated under Section 382 of the Code as a direct or indirect disposition or transfer (including the disposition of an ownership interest in a Substantial Holder) any Equity Securities of the Company.

Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Leucadia. Leucadia hereby represents and warrants to the Company as of the date hereof and as of the Effective Time that:

(a)       Leucadia is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York. The execution, delivery and performance by Leucadia of this Agreement and the consummation by Leucadia of the transactions contemplated hereby are within the powers of Leucadia and have been duly authorized by all necessary action. This Agreement has been duly and validly executed and delivered by Leucadia and assuming due execution and delivery by the Company, this Agreement constitutes a valid and binding Agreement of Leucadia enforceable against it in accordance with its terms.

(b)       The execution, delivery and performance by Leucadia of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of formation or operating agreement of Leucadia or its Subsidiaries, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Leucadia or its Subsidiaries are entitled under any provision of any agreement or other instrument binding on Leucadia or (iv) result in the imposition of any lien (other than pursuant to this Agreement) on any asset of Leucadia or any of its Subsidiaries (including the Common Stock).

Section 4.2 Representations and Warranties of the Company. The Company hereby represents and warrants to Leucadia and its Subsidiaries as of the date hereof and as of the Effective Time that:

(a)       The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the powers of the Company and have been duly authorized by all necessary action. This Agreement has been duly and validly executed and delivered by the Company and assuming due execution and delivery by Leucadia, this Agreement constitutes a valid and binding Agreement of the Company enforceable against it in accordance with its terms.

(b)       The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of formation or operating agreement of the Company or its Subsidiaries, (ii) materially violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Company or its Subsidiaries are entitled under any provision of any agreement or other instrument binding on the Company or (iv) result in the imposition of any lien (other than pursuant to this Agreement) on any asset of the Company or any of its Subsidiaries (including the Common Stock).

ARTICLE V

MISCELLANEOUS

Section 5.1 Effectiveness. Other than with respect to Sections 5.4 and 5.5, which shall be effective as of the date hereof, this Agreement will be effective as of the Effective Time and this Agreement will automatically terminate and be null and void if the Merger Agreement is terminated prior to the Effective Time in accordance with its terms.

Section 5.2 Notice. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, sent via facsimile (receipt confirmed), sent via email (receipt confirmed), sent by a nationally recognized overnight courier (providing proof of delivery), or mailed in the United States by certified or registered mail, postage prepaid, to the Parties at the following addresses (or at such other address for any Party as may be specified by like notice):

If to the Company:

Spectrum Brands Holdings, Inc.
3001 Deming Way
Middleton, WI 53562
Fax No.: (608) 288-7546
Email: nathan.fagre@spectrumbrands.com
Attention: Nathan E. Fagre

With a copy (which will not constitute notice hereunder) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Fax No.: (212) 446-6460
Email: sarkis.jebejian@kirkland.com; jonathan.davis@kirkland.com
Attention: Sarkis Jebejian, Esq.; Jonathan L. Davis, Esq.

and

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Fax No.: (212) 225-3999

Email: pshim@cgsh.com; jlangston@cgsh.com
Attention: Paul J. Shim; James E. Langston

If to Leucadia:

Leucadia National Corporation
520 Madison Avenue
New York, NY 10022
Fax No.: (646) 619-4974
Email: msharp@jefferies.com
Attention: Michael J. Sharp

Section 5.3 Enforcement. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the other Party. It is accordingly agreed that each of the Parties will be entitled to an injunction or injunctions to prevent breaches and/or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without the necessity of providing any bond or other security, in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 5.4 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement will be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns. Except as set forth in the immediately preceding sentence, nothing in this Agreement, express or implied, is intended to or will confer upon any Person that is not a Party (other than Spectrum and its successors and assigns) any rights, benefits or remedies hereunder. Notwithstanding the foregoing, the parties hereto agree that Spectrum shall be an express third party beneficiary of this Agreement and, without limiting the generality of the foregoing, shall have the right to enforce this Agreement directly against the Parties hereto.

Section 5.5 Amendments; Waiver. No provision of this Agreement may be amended or waived unless (a) in the case of any amendment or waiver prior to the Effective Time, Spectrum has provided its prior written consent thereto and (b) such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 5.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by either Party without the prior written consent of the other Party. Any assignment in violation of the preceding sentence will be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. This Section 5.6 shall not be deemed to prevent the Company from engaging in any merger, consolidation or other business combination transaction. For the avoidance of doubt, no transferee of Equity Securities of the Company shall acquire any rights under, or be deemed to have the benefit of, any of the provisions contained in this Agreement.

Section 5.7 Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the Parties, and/or the interpretation and enforcement of the rights and duties of the Parties, whether arising at law or in equity, in contract, tort or otherwise, will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without regard to its rules regarding conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 5.8 Interpretation. Unless otherwise expressly provided, for the purposes of this Agreement, the following rules of interpretation shall apply:

(a)       The article and section headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation hereof.

(b)       When a reference is made in this Agreement to an article or a section, paragraph, such reference will be to an article or a section, paragraph hereof unless otherwise clearly indicated to the contrary.

(c)       Unless it would be duplicative, whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”

(d)       The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e)       The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if.”

(f)       The meaning assigned to each term defined herein will be equally applicable to both the singular and the plural forms of such term, and words denoting any gender will include all genders. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning.

(g)       A reference to any period of days will be deemed to be to the relevant number of calendar days, unless otherwise specified.

(h)       All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(i)       The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provisions hereof.

(j)       Any statute or rule defined or referred to herein or in any agreement or instrument that is referred to herein means such statute or rule as from time to time amended, modified or supplemented, including by succession of comparable successor statutes or rules and references to all attachments thereto and instruments incorporated therein.

Section 5.9 Consent to Jurisdiction. Each of the Parties agrees that any legal action or proceeding with respect to this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement and obligations arising hereunder brought by any other Party or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 5.9, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement or the subject matter hereof, may not be enforced in or by such courts.

Section 5.10 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 5.11 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 5.12 Headings. The descriptive headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 5.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed will be deemed to be an original, and all of which together will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. For purposes of this Agreement, facsimile signatures or signatures by other electronic form of transfer will be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

LEUCADIA NATIONAL CORPORATION

By:	/s/ Michael J. Sharp
Name: Michael J. Sharp
Title: Executive Vice President and General Counsel

HRG GROUP, INC.

By:	/s/ Joseph Steinberg
Name: Joseph Steinberg
Title: Chairman